UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by

Rule 14(c)-5(d)(2))
☐	Definitive Information Statement

Alpine Alpha 2, Ltd.
(Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No Fee Required
☐	Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, schedule, or registration statement number:

3.	Filing party:

4.	Date filed:

INFORMATION STATEMENT

__________, 2010

ALPINE ALPHA 2, LTD.

GENERAL

This Information Statement is being distributed to the holders of record of common stock, par value $.001 per share (“Common Stock”), of Alpine Alpha 2, Ltd, a Delaware corporation (the "Company" or “we”’), at the close of business on July 2, 2010 (the "Record Date") under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Information Statement advises stockholders that on July 2, 2010, (i) the board of directors and (ii) the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted, approved the change of our corporate name to China Golf Group, Inc.

This Information Statement will be mailed on or about ___________, 2010, to the stockholders of record of the Company on the Record Date.  The corporate action described herein will not be effective until at least 20 days after the mailing.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ACTION BY BOARD OF
DIRECTORS AND
CONSENTING STOCKHOLDERS

By unanimous written consent dated July 2, 2010, the Board of Directors approved the taking of all required action to amend the Company’s Certificate of Incorporation to change the name of the Company to China Golf Group, Inc. (the “Name Change” or the “Amendment”) and recommended that the Name Change contemplated thereby be approved by our stockholders. The new corporate name will more closely identify us with our new business and operations in the PRC as detailed in the “Background of the Name Change” section below.  A copy of the unanimous written consent is attached hereto as Exhibit A.  By written consent dated July 2, 2010, the holders of a majority of the outstanding shares of Common Stock approved the filing of the Name Change contemplated thereby.  A copy of the stockholder consent is attached hereto as Exhibit B.  A form of the Amendment is attached hereto as Exhibit C.

The Amendment will become effective when filed with the Secretary of State of the State of Delaware. The Company anticipates that the filing of the Amendment will occur on or about __________, 2010. If the Amendment was  not adopted by written consent of the stockholders, it would have had  to be considered by the stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.

Under Section 242 of the Delaware Law, the Amendment is required to be approved by the holders of a majority of our outstanding stock entitled to vote thereon. The Company decided to utilize the written consent of the holders of a majority of our outstanding stock entitled to vote thereon in order to eliminate the costs and management time involved in holding a special meeting of stockholders.

The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of our Common Stock.

Under Delaware Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Distribution and Costs

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

The Company will deliver only one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company’s Secretary, James Hahn at PO Box 735, Alpine, New Jersey 07620.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the board of directors nor the approval by the stockholders of the Name Change provides stockholders any right to dissent and obtain appraisal of or payment for such stockholder’s shares under Section 262 of the DGCL, the certificate of incorporation or the bylaws.

BACKGROUND OF THE NAME CHANGE

We plan to consummate a share exchange transaction with the stockholders of Goodintend Holdings Limited, a British Virgin Islands company (“Goodintend”), whereby we will issue an aggregate of 23,200,000 shares of our Common Stock in exchange for all of the issued and outstanding stock of Goodintend held by the stockholders of Goodintend (the “Share Exchange Transaction” or the “Reverse Merger”).

As a result of the Share Exchange Transaction, Goodintend will become our wholly-owned subsidiary as a result of which we will acquire control of Beijing Shungao Golf Course Management Co. Ltd. (“Beijing Shungao”) and Shanghai Zhonggao Management Services Co., Ltd. (“Shanghai Zhonggao”). Beijing Shungao and Shanghai Zhonggao are each engaged in the design, construction and development of golf courses in China.

As a result of the Share Exchange Transaction, we will cease being a shell company as such term is defined in Rule 12b-2 under the Exchange Act and we will be engaged in the in the design and construction of golf courses in the PRC.

To better reflect the Company’s new business in the design and construction of golf courses, our directors and holders of a majority of our Common Stock on July 2, 2010 approved the change of the Company’s name to “China Golf Group, Inc.”

VOTING SECURITIES AND INFORMATION
ON CONSENTING STOCKHOLDERS

Under Delaware Law a vote by the holders of a majority of our outstanding shares entitled to vote thereon is required to approve the action described herein. The holders of our outstanding Common Stock are entitled to vote regarding approval of the Amendment.

As of the date of this information statement, there were 1,236,478 shares of Common Stock issued and outstanding. The aggregate number of votes which the holders of our Common Stock are entitled to vote regarding the approval of the Amendment is 1,236,478, of which a majority, or at least 618,239, are required to approve the action described herein. The consenting stockholders voted in favor of the Amendment in a written consent, dated July 2, 2010, attached hereto as Exhibit B. The consenting stockholders are the record and beneficial owners of shares of Common Stock, entitling it to an aggregate of  640,795 votes,  representing approximately 51.82% of the  of the total number of votes which could be cast regarding the approval of the Amendment.

The following table sets forth the names of the consenting stockholders, the number of shares of Common Stock held by the consenting stockholders with respect to which such consent was given, the total number of votes for which consent was given by the consenting stockholders and the percentage that such total number of votes represents out of the total votes which could be cast by all holders of Common Stock.

Name	Number of Shares of Common Stock Held	Number of Votes For Which Consent Was Given	Percentage Of all Votes which Could be Cast
Alpine Venture Associates, LLC	466,865	466,865	37.76%
JC Capital Management, Ltd.	83,040	83,040	6.72%
MMH Group, LLC	20,345	20,345	1.65%
Lisa Yoo	20,445	20,445	1.65%
Evan Hahn	20,000	20,000	1.62%
Sabrina Hahn	20,000	20,000	1.62%
James Hahn	10,100	10,100	0.82%
Total	640,795	640,795	51.82%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of the close of business on July 2, 2010 (prior to the closing of the Reverse Merger Transaction) by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock (ii) by the directors and executive officers of the Company. The person or the company named in the table has sole voting and investment power with respect to the shares beneficially owned.

Name and address	Number of Shares		Beneficially Owned (1)(2)
Alpine Venture Associates, LLC	466,865		37.76	% (1)
PO Box 735, Alpine
New Jersey 07620

James Hahn	537,410	(3)	43.46%
PO Box 735, Alpine
New Jersey 07620

JC Capital Management, Ltd	83,040		6.72%
Qianjiang Building, 18H, Pudong New District,
Shanghai, China, PRC 200122

All directors and	537,410	(3)	43.46%
executive officers as a group (1 person)

(1)  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table. As of the date of this table, there are no outstanding options or warrants.

(2)  Applicable percentages are based on 1,236,478 shares of our Common Stock outstanding as of the date of this Information Statement.

(3)  Alpine Venture Associates, LLC is owned and controlled by Mr. James Hahn. Accordingly, the 466,865 shares of common stock owned by Alpine Venture Associates, LLC are deemed also to be beneficially owned by Mr. James Hahn. It also includes (i) 20,445 shares owned by Mr. Hahn’s wife; and (ii) 40,000 shares issued to Mr. Hahn’s family in a private placement on August 18, 2009.

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock after giving effect to the proposed Share Exchange Transaction by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group.

Name and Address of Shareholder*	Amount and Nature of Beneficial Ownership	Percent of Class (1) (2)
Owners of more than 5% of Class
Top Elect Investments Limited (3) (4)	11,950,000	41.80%
James Hahn (5)	2,184,476	7.62%
Qi Bojin	1,650,000	5.77%
Directors and Officers
Ye Bi (Chief Executive Officer and Director) (3) (4)	11,950	41.80%
Zhuangyan Zou (Chief Financial Officer) (6)	500,000	1.75%
Bowu Xiao (Director) (7)	1,600,000	5.60%
Jingtong Chen (Director) (8)	3,000,000	10.49%
Directors and officers as a group (4 persons)	17,050,000	59.64%

(1)           Upon the closing of the proposed Share Exchange Transaction, there will be 28,587,077 shares of Common Stock outstanding, which will include 4,000,000 shares of Common Stock to be issued upon the automatic conversion of the convertible promissory notes issued by Goodintend in a private placement in December 2009.  No preferred stock will be issued and outstanding then.

(2)           In determining beneficial ownership of the Common Stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of convertible securities, warrants or options which may be acquired within 60 days after the consummation of the reverse merger transaction.   There are no such securities outstanding. In accordance with Rule 13d-3 in determining the percentage of common stock owned by a person on such closing date of the Share Exchange Transaction, (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial owner may acquire within 60 days upon conversion or  exercise of the warrants and other convertible securities, and (b) the denominator is the sum of (i) the total shares of that class outstanding then, and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of other securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)           Top Elect Investments Limited is a BVI company controlled by Ye Bi, the nominee as our Chief Executive Officer and Chairman.  Its address is PO Box 957 Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.  Mr. Bi has sole voting power with respect to such shares. Therefore, such 11,950,000 shares to be owned by Top Elect Investments Limited are deemed to be beneficially owned by Mr. Bi.

(4)           Pursuant to the Share Exchange Agreement and the Holdback Escrow Agreement that are in connection with the Share Exchange Transaction, Top Elect Investments Limited will pledge a total of 1,077,603 shares of Common Stock to be deposited into an escrow account. If the Company’s after tax income in years 2010 exceeds the 2010 Targeted Net Income (as defined in Holdback Escrow Agreement”), 538,801 shares will be released to Top Elect Investments Limited. If the Company’s after tax income in years 2011 exceeds the 2011 Targeted Net Income (as defined in Holdback Escrow Agreement”), 538,802 shares will be released to Top Elect Investments Limited. If the Company’s after tax income is less than the Targeted Net Income of applicable fiscal year, the pledged shares of the applicable year will be canceled.

(5)           Mr. Hahn’s beneficial ownership of 2,184,476 upon the closing of the Share Exchange Transaction will include: (i) 1,117,464 shares of Common Stock to be owned by Alpine Venture Associates, LLC (“AVA”); (ii) warrants to purchase 71,467 shares of Common Stock to be held by AVA; (iii) 985,445 shares of Common Stock to be owned by Mr. Hahn’s family. Alpine Venture Associates, LLC is owned and controlled by Mr. James Hahn, with its address at PO Box 735, Alpine, New Jersey 07620. Mr. Hahn has sole voting power with respect to the shares owned by Alpine Venture Associates, LLC. Therefore the shares to be owned by AVA are deemed to be beneficially owned by Mr. Hahn.

(6)           Pursuant to the Share Exchange Agreement and the Holdback Escrow Agreement that are in connection with the Share Exchange Transaction, Ms. Zou will pledge a total of 45,088 shares of Common Stock to be deposited into an escrow account. If the Company’s after tax income in years 2010 exceeds the 2010 Targeted Net Income (as defined in Holdback Escrow Agreement”), 22,544 shares will be released to Ms. Zou. If the Company’s after tax income in years 2011 exceeds the 2011 Targeted Net Income (as defined in Holdback Escrow Agreement”), 22,544 shares will be released to Ms. Zou. If the Company’s after tax income is less than the Targeted Net Income of applicable fiscal year, the pledged shares of the applicable year will be canceled.

(7)           Pursuant to the Share Exchange Agreement and the Holdback Escrow Agreement that are in connection with the Share Exchange Transaction, Mr. Xiao will pledge a total of 144,282 shares of Common Stock to be deposited into an escrow account. If the Company’s after tax income in years 2010 exceeds the 2010 Targeted Net Income (as defined in Holdback Escrow Agreement”), 72,141 shares will be released to Mr. Xiao. If the Company’s after tax income in years 2011 exceeds the 2011 Targeted Net Income (as defined in Holdback Escrow Agreement”), 72,141 shares will be released to Mr. Xiao. If the Company’s after tax income is less than the Targeted Net Income of applicable fiscal year, the pledged shares of the applicable year will be canceled.

(8)           Pursuant to the Share Exchange Agreement and the Holdback Escrow Agreement that are in connection with the Share Exchange Transaction, Mr. Chen will pledge a total of 270,528 shares of Common Stock to be deposited into an escrow account. If the Company’s after tax income in years 2010 exceeds the 2010 Targeted Net Income (as defined in Holdback Escrow Agreement”), 135,264 shares will be released to Mr. Chen. If the Company’s after tax income in years 2011 exceeds the 2011 Targeted Net Income (as defined in Holdback Escrow Agreement”), 135,264 shares will be released to Mr. Chen. If the Company’s after tax income is less than the Targeted Net Income of applicable fiscal year, the pledged shares of the applicable year will be canceled.

 *    The address of the directors and executive officers listed in the table is: 161 Lujiazui East Road, China Merchants Tower, Suite 1503, Shanghai, PRC 20001.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended that the majority stockholders approve the name change.

By order of the Board of Directors

/s/ James Hahn
James Hahn
Chief Executive Officer, Chief Financial Officer
Director
Date: July 2, 2010

Exhibit A

ACTION BY WRITTEN CONSENT
OF SOLE DIRECTOR
OF
APLINE ALPHA 2, LTD.

July 2, 2010

The undersigned, being the sole director of Alpine Alpha 2, Ltd., a corporation organized under the laws of the State of Delaware (the "Company"), hereby adopt the following recitals and resolutions pursuant to §141(f) of the Delaware General Corporation Law as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

WHEREAS, through a share exchange transaction consummated on July 2, 2010, the Company acquired 100% interest of Goodintend Holdings Limited, a British Virgin Islands company (“Goodintend”) which controls two operating companies that are engaged in golf course design and construction business, namely, Beijing Shungao Golf Course Management Co. Ltd. (“Beijing Shungao”) and Shanghai Zhonggao Management Services Co., Ltd. (“Shanghai Zhonggao”)

NOW THEREFORE, be it

RESOLVED, that it is in the best interest of the Company to change its name to “China Golf Group, Inc.” to better reflect the new business that it acquired; and be it further

RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation of the Company, substantially in the form attached hereto as Exhibit A (the “Certificate of Amendment”) is hereby approved; and be it further

RESOLVED, that the proper officers of the Company be, and they and each of them hereby are, authorized and empowered, in the name of the Company and on its behalf, to execute and file with the Delaware Secretary of State the Certificate of Amendment; and be it further

RESOLVED, that July __, 2010 shall be set as the record date for the purpose of providing a notice to the Company’s shareholders with regard to this Written Consent; and be it further

RESOLVED, that the proper officers of the Company be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first indicated above.

/s/ James Hahn
James Hahn Sole Director

EXHIBIT A to Written Board Consent

CERTIFICATE OF AMENDMENT

Exhibit B

WRITTEN CONSENT
OF THE MAJORITY SHAREHOLDERS
OF
ALPINE ALPHA 2, LTD.

July 2, 2010

The undersigned, being the holders of a majority of the issued and outstanding shares of the common stock, par value $0.001 per share, of Alpine Alpha 2, Ltd., a corporation organized under the laws of the State of Delaware (the “Corporation”), hereby adopt the following resolutions pursuant to the bylaws of the Company and Section 228 of the Delaware General Corporation Law (“DGCL”), as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation of the Corporation in the form approved by the Board (the “Certificate of Amendment”) providing for the change of the name of the Corporation to “China Golf Group, Inc.” is hereby approved; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Delaware Secretary of State the Certificate of Amendment; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first indicated above.

Alpine Venture Associates, LLC

/s/ James Hahn
James Hahn, Partner
Ownership: 466,865 shares of Common Stock, 37.76% of the total outstanding shares of Common Stock.

JC Capital Management, Ltd.

/s/ James Hahn
James Hahn, Secretary
Ownership: 83,040 shares of Common Stock, 6.72% of the total outstanding shares of Common Stock.

MMH Group, LLC

/s/ Matthew Hayden
Matthew Hayden, Managing Member
Ownership: 20,345 shares of Common Stock, 1.65% of the total outstanding shares of Common Stock.

/s/ James Hahn
James Hahn
Ownership: 10,100 shares of Common Stock, 0.82% of the total outstanding shares of Common Stock.

/s/ Lisa Yoo
Lisa Yoo
Ownership: 20,445 shares of Common Stock, 1.65% of the total outstanding shares of Common Stock.

/s/ James Hahn, custodian for Evan Hahn
Evan Hahn
Ownership: 20,000 shares of Common Stock, 1.62% of the total outstanding shares of Common Stock.

/s/ James Hahn, custodian for Sabrina Hahn
Sabrina Hahn
Ownership: 20,000 shares of Common Stock, 1.62% of the total outstanding shares of Common Stock.

Exhibit C

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ALPINE ALPHA 2, LTD.

ALPINE ALPHA 2, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation (hereinafter called the "Corporation") is Alpine Alpha 2, Ltd.

SECOND: Article FIRST of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“FISRT:  The name of this corporation shall be China Golf Group, Inc.”

THIRD: That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation took action by executing a written consent in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware to approve such amendment. The holders of a majority of the outstanding stock entitled to consent thereto have granted written consent with respect to such stock in favor of said amendment and due notice has been given to those shareholders who have not consented in writing.

FOURTH: The amendment herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by its duly authorized officer on the 2nd day of July, 2010.

ALPINE ALPHA 2, LTD

/s/ James Hahn
James Hahn President, Chief Executive Officer and Chief Financial Officer